EXHIBIT 23.2

[Letterhead]

Deloitte & Touche LLP
111 S. Wacker Drive
Chicago, Illinois 60606

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of the John Deere Omnibus Equity and Incentive Plan on Form S-8 of our report dated December 19, 2014 relating to the consolidated financial statements and financial statement schedule of Deere & Company and subsidiaries (“Deere & Company”), and the effectiveness of Deere & Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Deere & Company for the year ended October 31, 2014.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP
Chicago, Illinois

February 26, 2015

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